Exhibit 10.2

ARTICLES OF AMENDMENT OF

ARTICLES OF RESTATEMENT OF ARTICLES OF INCORPORATION OF

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Pursuant to the provisions of Section 507.1006 and 607.0602 of the Florida Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the Corporation is American Electric Technologies, Inc.

SECOND: Set forth below is a resolution duly adopted by the Board of Directors on April         , 2012 establishing a series of Preferred Stock of this Corporation. The amendment was duly adopted by the Board of Directors without shareholder action and shareholder action was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of April [        ], 2012.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

By:
Name:
Title:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Amended and Restated Articles of Incorporation, a series of Preferred Stock of the Corporation be, and. it hereby is, created out of the authorized but unissued shares of the authorized Preferred Stock of the Corporation, such series to be designated Series A Convertible Preferred Stock and having the voting, dividend, conversion, priorities, preferences and relative and other rights and qualifications, limitations and restrictions set forth as follows:

1,000,000 shares of Preferred Stock of the Corporation are hereby designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), par value $.001 per share, which shall have the rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock as set forth below.

1.	Dividends.

(a) Holders of the Series A Preferred Stock shall be entitled to receive, when, as and if declared, by the Board of Directors of the Corporation, or a duly authorized committee thereof, out of funds of the Corporation legally available for such purpose, preferential cumulative cash dividends at the rate of 6.00% per annum of the Liquidation Preference (as defined below) per share. Such dividends shall be payable in cash or in shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”), at the option of the Corporation as set forth below, quarterly in arrears on each March 20, June 20, September 20 and December 20 of each year or, if not a Business Day (as defined below), the next succeeding Business Day (each, a “Dividend Payment Date”), beginning on June 20, 2012. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Dividends will be payable in arrears to holders of record as they appear on the share transfer records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth day of March, June, September or December, as the case may be, immediately preceding the applicable Dividend Payment Date. As used in these Articles of Incorporation, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business.

(b) No dividends on Series A Preferred Stock shall be authorized by the Board of Directors of the Corporation or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation relating to the Corporation’s indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Dividends on the Series A Preferred Stock shall accrue on each share from the date on which such share was issued by the Corporation, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock, or any other capital stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series A Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor.

(d) At the option of the Corporation, dividends on Series A Preferred Stock may paid in that number of shares of Common Stock equal to the quotient of (A) the amount of dividends to be so paid divided by (B) the Current Market Price (as defined below) per share of Common Stock. “Current Market Price” means the 10-day average of the daily Closing Price per share of the Common Stock (or other relevant capital stock) on each of the five consecutive Trading Days preceding and following the Dividend Payment Date. “Closing Price” means, with respect to the Common Stock (or other relevant capital stock) on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock) as reported on the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the New York Stock Exchange (an “Approved Market”) on such date. If the Common Stock (or other relevant capital stock) is not traded on an Approved Market, the Closing Price of the Common Stock (or

other relevant capital stock) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock) is so listed or quoted, or if the Common Stock (or other relevant capital stock) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock) in the over-the-counter market or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock) on that date as determined in good faith by the Board of Directors. “Trading Day” means a day during which the trading of securities generally occurs on the Approved Market or other principal U.S. national or regional securities exchange on which the Common Stock is then listed or if the Common Stock is not then listed or quoted on an Approved Market or a U.S. national or regional securities exchange, on the over-the-counter market on which the Common Stock is then quoted.

(e) Unless all accrued dividends on the Series A Preferred Stock shall have been paid or declared, and a sum sufficient for the payment thereof set apart, no dividend shall be paid or declared, and no distribution shall be made, on any Common Stock or any other class or series of stock of the Corporation. After payment of such dividends to the Series A Preferred Stock, any additional dividends shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Series A Preferred Stock into Common Stock).

2.	Liquidation.

(a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount equal to $5.00 for each share of Series A Preferred Stock then held by them, plus all unpaid dividends that have been accrued, accumulated or declared (together, the “Liquidation Preference”). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 2(a).

(b) Remaining Assets. Upon the completion of the distribution to the holders of Series A Preferred Stock pursuant to Section 2(a), if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the remaining assets of the Corporation which shall be distributed ratably among such holders in proportion to their respective number of issued and outstanding shares of Common Stock then held.

(c) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall (A) merge with or into, or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation) or undergo a reorganization, unless the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, elect not to treat the transaction as a Liquidation Transaction, or (B) sell, convey, or otherwise dispose of all or substantially all of its property or business (any such transaction, unless elected otherwise, a “Liquidation Transaction”); provided, however, that none of the following shall be considered a Liquidation Transaction: (x) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (y) an equity financing in which the Corporation is the surviving corporation, or (z) a transaction in which the shareholders of the Corporation existing immediately prior to the transaction own fifty percent (50%) or more of the voting securities of the surviving corporation or other entity following the transaction.

(ii) Notice of Liquidation Transaction. The Corporation shall give each holder of record of Series A Preferred Stock written notice (the “First Notice”) of any impending Liquidation Transaction not later than five Business Days prior to the shareholders’ meeting called to approve such Liquidation Transaction, or five Business Days prior to the closing of such Liquidation Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidation Transaction no later than one Business Day after such final approval. The First Notice shall describe the material terms and conditions of the impending Liquidation Transaction, and the Corporation shall give such holders prompt notice of any material changes to the terms and conditions of the Liquidation Transaction that occur after the First Notice. Unless such notice requirements are waived, the Liquidation Transaction shall not take place earlier than the later to occur of (x) five Business Days after the Corporation has given the First Notice and (y) five Business Days after the Corporation has given notice of any material changes provided for herein.

(iii) Effect of Noncompliance. In the event the requirements of this Section 2(c) are not complied with, the Corporation shall either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the First Notice.

3.	Redemption.

(a) Redemption at the Option of the Holders. At any time following (i) the fifth anniversary of the Purchase Date (as defined below) or (ii) a material default by the Corporation of any of the representations, warranties or covenants of the Corporation contained in the Securities Purchase Agreement (the “Purchase Agreement”) by and between the Corporation and JCH Crenshaw Holdings, LLC dated as of April 13, 2012, the transactions pursuant to which closed on [April        , 2012] (the “Purchase Date”), the holders of a majority of the Series A Preferred Stock may compel the Corporation to redeem the Series A Preferred Stock, in whole and not in part, by providing written notice to the Corporation (the “Redemption Notice”), for cash at a redemption price equal to the lesser of (x) the Liquidation Preference per share and (y) the fair market value of the Series A Preferred Stock per share, as determined in good faith by the Board of Directors (the “Redemption Price”).

(b) Payment of Redemption Price. The Redemption Price, plus any accrued and unpaid dividends, whether or not declared, on such redeemed shares of Series A Preferred Stock, shall be payable to the holders of the Series A Preferred Stock (the “Redemption Date”), (i) with respect to a redemption pursuant to clause (i) of the first sentence of Section 3(a), in 36 equal monthly installments beginning on [April        , 2017] plus interest at an annual rate of 6.00%, and (ii) with respect to a redemption pursuant to clause (ii) of the first sentence of Section 3(a), within 30 days of such default, out of funds legally available therefor.

(c) Mechanics of Redemption. Each holder of Series A Preferred Stock shall surrender at the office of the Corporation or of any transfer agent for such series of Series A Preferred Stock the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), representing the Series A Preferred Stock to be redeemed. The Corporation shall redeem all of the Series A Preferred Stock within 30 days from the date on which the Redemption Notice is given; provided, however, the Corporation shall not be obligated to pay the Redemption Price unless the stock certificate or certificates representing the Series A Preferred Stock to be redeemed are delivered to the Corporation or its transfer agent (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate).

(d) Available Funds for Redemption. No Series A Preferred Stock may be redeemed except with assets legally available for the redemption payment. If at any time the Corporation determines that in accordance with the Florida Business Corporation Act it is unable to redeem all of the shares of Series A Preferred Stock as elected by the holders of a majority of the Series A Preferred Stock, such redemption obligation shall be suspended as to those shares of Series A Preferred Stock that may not be legally redeemed until such time when additional funds of the Corporation are legally available for redemption of the shares of Series A Preferred Stock, whereupon such funds immediately will be used to redeem the balance of the shares of Series A Preferred Stock which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed and such funds will not be used for any other purpose.

(e) Dividends after Redemption. No shares of Series A Preferred Stock shall be entitled to any dividends (declared or otherwise) after the Redemption Date.

(f) Partial Redemption. If fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed as provided in Section 3(d), a new certificate representing the number of unredeemed shares of Series A Preferred Stock will be issued to the holder thereof without cost to such holder within 15 Business Days after surrender of the certificate representing the redeemed shares or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate.

4.	Conversion.

(a) Right of Holder to Convert.

(i) Optional Conversion. Each holder of Series A Preferred Stock shall have the right to convert, at any time and from time to time, and without the payment of additional consideration by the holder thereof, any or all of such holder’s shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock equal to the product of (A) the number of shares of Series A Preferred Stock being so converted and (B) the quotient of the Liquidation Preference divided by the Conversion Price (as defined below) in effect at the time of conversion, with such adjustment or cash payment for fractional shares as set forth pursuant to Section 4(g). The “Conversion Price” shall initially be $5.00, subject to adjustment as provided in Section 4(c). Each share of Series A Preferred Stock shall thus at the Purchase Date be convertible into one share of Common Stock, subject to adjustment as set forth herein.

(ii) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate), at the office of the Corporation or of any transfer agent for such series of Series A Preferred Stock, and shall provide the Corporation the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The date on which a holder complies with the procedures in this clause (ii) is the “Optional Conversion Date.” The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a certificate for the remaining number of shares of Series A Preferred Stock if less than all of the Series A Preferred Stock evidenced by the certificate were surrendered. Such conversion shall be deemed to have been made immediately prior to the close of business on the Optional Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon the Optional Conversion Date shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(b) Right of Corporation to Convert.

(i) Mandatory Conversion. The Corporation shall have the right, at its option, to cause the Series A Preferred Stock, in whole but not in part, to be automatically converted into that number of fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock equal to the quotient of (A) the Liquidation Preference divided by (B) the Conversion Price in effect at the time of conversion, with such adjustment or cash payment for fractional shares as set forth pursuant to Section

4(h). The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 4(b)(i) only if the Closing Price of the Common Stock has equaled or exceeded 150% of the Conversion Price then in effect for at least 90 consecutive Trading Days, including the last Trading Day of such 90 day period (the “Mandatory Conversion Notice Date”).

(ii) Notice. To exercise the mandatory conversion right described in Section 4(b)(i), a written notice (the “Mandatory Conversion Notice”) shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation up to 10 days and no more than 30 days prior to the Mandatory Conversion Notice Date (A) notifying such holders of the Corporation’s intent to exercise its mandatory conversion right and of the date of the mandatory conversion, which date shall not be less than 5 days nor be more than 30 days after the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), and (ii) stating the office of the Corporation or of any transfer agent for such series of Series A Preferred Stock at which the shares of Series A Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate) evidencing such shares, be converted, and the Conversion Price to be applied thereto. The Corporation shall also issue a press release containing such information and publish such information on its website; provided that, failure to issue such press release or publish such information on the Corporation’s website shall not act to prevent or delay conversion pursuant to this Section 4(b).

(iii) Mandatory Conversion Mechanics. The Corporation shall deliver to the transfer agent for such series of Series A Preferred Stock irrevocable written instructions authorizing the transfer agent, on behalf and at the expense of the Corporation, to cause the Mandatory Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Corporation and in accordance with the above provisions. The shares of Common Stock to be issued upon conversion of the Series A Preferred Stock pursuant to this Section 4(b) and cash with respect to any accrued and unpaid dividends as provided in Section 4(b)(iv) and cash in an amount sufficient to cover payment for fractional shares as contemplated by Section 4(h) shall be deposited with the transfer agent in trust at least one Business Day prior to the Mandatory Conversion Date, for the pro rata benefit of the holders of record as they appear on the stock register of the Corporation, so as to be and continue to be available therefor. Neither failure to mail such Mandatory Conversion Notice to one or more such holders nor any defect in such Mandatory Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other holders.

(iv) Accumulated Dividends. The Corporation may not authorize the mandatory conversion pursuant to Section 4(b) unless, prior to giving the Mandatory Conversion Notice, all accrued and unpaid dividends on the Series A Preferred Stock for periods ended prior to the date of such Mandatory Conversion Notice shall have been declared and paid.

(c) Conversion Price Adjustments of Series A Preferred Stock. The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustment for Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation, at any time after the Purchase Date, (A) pays a dividend or otherwise distributes to holders of its Common Stock, as such, shares of its capital stock (whether Common Stock or capital stock of any other class), (B) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (C) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (D) issues any shares of its capital stock in a reclassification of its outstanding shares of Common Stock (including any such reclassification in connection with a consolidation, merger or other business combination transaction in which the Corporation is the continuing or surviving corporation), the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action. For the purposes of this Section 4(c)(i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(ii) Adjustment for Issuances Below Conversion Price to Current Holders. If the Corporation should issue or be deemed to have issued, at any time after the Purchase Date, rights, options or warrants to holders of the outstanding shares of Common Stock, as such, entitling the holders of such rights, options or warrants to subscribe for or purchase shares of Common Stock at a price per share that is lower on the record date mentioned below than the Conversion Price in effect immediately prior to the issuance, then the Conversion Price in effect immediately prior to such adjustment shall be reduced to the lowest consideration per share received or receivable by the Corporation for the shares of Common Stock so issued or issuable upon such conversion, exchange or exercise. Such adjustment will be made whenever such rights, options or warrants are issued and, at such time, will become effective retroactive to the time that is immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants. In case such purchase, conversion, exchange or subscription price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board, whose determination will be conclusive if based on the financial advice of a U.S. national or regional investment banking firm or national accounting firm.

(iii) Adjustment for Issuances Below Conversion Price to New Holders. (A) If the Corporation should issue or be deemed to have issued, at any time after the Purchase Date, shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or rights, options or warrants entitling the holders of such rights, options or warrants to subscribe for or purchase shares of Common Stock (excluding shares of Common Stock, convertible or exchangeable securities or rights, options or warrants issued in any of the transactions described in Section 4(c)(i) or (ii)) for a purchase price per share of such Common Stock, for a conversion or exchange price per share of Common Stock initially deliverable upon conversion or exchange of such securities, or for a subscription or purchase price per share of Common Stock initially deliverable upon exercise of such rights, options or warrants, that is less than the Conversion Price in effect on the date the purchase, conversion, exchange or subscription price of such additional shares of Common Stock is first fixed, then the Conversion Price in effect immediately prior to such adjustment shall be reduced to the lowest consideration per share received or receivable by the Corporation for the shares of Common Stock so issued, issuable or deemed issued upon such conversion, exchange or exercise. Such adjustment will be made whenever such rights, options or warrants are issued and, at such time, will become effective retroactive to the time that is immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants. In case such purchase, conversion, exchange or subscription price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board, whose determination will be conclusive if based on the financial advice of a U.S. national or regional investment banking firm or national accounting firm.

(B) Notwithstanding Section 4(c)(iii)(A), if the Corporation should issue or be deemed to have issued, at any time after the Purchase Date, (I) shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or rights, options or warrants entitling the holders of such rights, options or warrants to subscribe for or purchase shares of Common Stock for a purchase price per share of Common Stock, for a conversion or exchange price per share of Common Stock initially deliverable upon conversion or exchange of such securities, or for a subscription or purchase price per Common Stock initially deliverable upon exercise of such rights, options or warrants, that is (x) less than the Conversion Price in effect on the date the purchase, conversion, exchange or subscription price of such additional shares of Common Stock is first fixed and (y) greater than $4.00, (II) in connection with an acquisition by the Corporation of the assets or equity of another entity (an “Acquisition”), (III) the number of shares of Common Stock to be issued in connection with the Acquisition, plus the number of shares of Common Stock issuable upon the conversion, exchange or exercise of all other securities issued in connection with the Acquisition is less than 50,000 shares of Common Stock, (IV) the Corporation has not participated in more than two Acquisitions during the calendar year, and (V) the number of shares of Common Stock issued in connection with the Acquisition and all prior Acquisitions during the last five years to which this Section 4(c)(iii)(B) applied plus the number of shares of Common Stock issuable upon the conversion, exchange or exercise of all other securities issued in connection with the Acquisition and all prior

Acquisitions to which this Section 4(c)(iii)(B) applied is less than 500,000 shares, then the Conversion Price in effect immediately prior to such adjustment shall be reduced by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so issued or issuable upon such conversion, exchange or exercise would purchase at the current Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered by such rights, options or warrants for subscription or purchase. Such adjustment will be made whenever such rights, options or warrants are issued and, at such time, will become effective retroactive to the time that is immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants. In case such purchase, conversion, exchange or subscription price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board, whose determination will be conclusive if based on the financial advice of a U.S. national or regional investment banking firm or national accounting firm.

(iv) Adjustment for Consolidation, Merger or Sale. If at any time or from time to time on or after the Purchase Date, any Liquidation Transaction shall be effected, then, as a condition of such Liquidation Transaction, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall then have the right to convert the Series A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such Liquidation Transaction by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such Liquidation Transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(v) Exempt Issuances. Notwithstanding this Section 4(c), the following issuances shall be exempt from adjustment of the Conversion Price pursuant to this Section 4(c): (A) issuances to employees, officers, directors, consultants and advisors of the Corporation pursuant to any incentive plan, stock purchase plan, agreement or other arrangement duly adopted by the Corporation and approved by the compensation committee of the Board; (B) issuances upon exercise of the warrants issued to JCH Crenshaw Holdings, LLC pursuant to the Purchase Agreement; and (C) upon issuance or conversion of the Series A Preferred Stock.

(vi) No Increase in Conversion Price. No adjustment to the Conversion Price pursuant to this Section 4(c) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(d) Reversion. Upon the expiration of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made, if none thereof were exercised, the Conversion Price will, upon such expiration, be readjusted and will thereafter be such as it would have been had it been originally not been adjusted; provided, however, that no such readjustment will have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants or conversion or exchange privileges.

(e) Other Distributions. In the event the Corporation shall declare a distribution (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(c)(i), then, in each such case for the purpose of this Section 4(e), the holders of Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) No Impairment. The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock set forth in this Section 4 against impairment.

(g) Termination of Conversion Rights. In the event of a Notice of Redemption of any shares of Series A Preferred Stock pursuant to Section 3, the conversion rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the Redemption Price is not paid on such Redemption Date, in which case the conversion rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Liquidation Transaction, the conversion rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

(h) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting (or are being automatically converted) into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share of Common Stock on the date of conversion.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

(j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

(l) Issuance Limitation. Notwithstanding anything to the contrary contained herein, until the Company obtains the requisite shareholder approval (the “Issuance Approval”) under NASDAQ Corporate Governance Rule 5635 (the “Issuance Limitation”), under no circumstances will the number of shares of Common Stock issued upon conversion of the Series A Preferred Stock, when aggregated with the number of shares of Common Stock, if any, previously issued upon conversion of the Series A Preferred Stock and upon exercise of any warrant issued pursuant to the Purchase Agreement, exceed 19.99% of the number of shares of Common Stock outstanding immediately prior to the first issuance of shares of Series A Preferred Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction). Immediately after the Issuance Approval is obtained, the Issuance Limitation under this Section 4(l) shall no longer apply. At any time that the Issuance Limitation applies, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be limited to the maximum number of shares of Common Stock that could be issued without the Issuance Approval having been obtained. The Corporation shall use its commercially reasonable efforts to obtain the Issuance Approval as soon as reasonably practicable after the first issuance of shares of Series A Preferred Stock.

5.	Voting Rights.

(a) General Voting Rights. Except as expressly provided by these Articles of Incorporation or as provided by law, the holders of Series A Preferred Stock shall have the same voting rights as the holders of Common Stock and shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the Series A Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Voting Limitation. (i) Notwithstanding anything to the contrary contained herein, until the Corporation obtains the requisite shareholder approval (the “Voting Approval”) under NASDAQ Corporate Governance Rule 5635 (the “Voting Limitation”), under no circumstances will the aggregate voting rights of the outstanding Series A Preferred Stock, Common Stock issued upon conversion of the Series A Preferred Stock and Common Stock issued upon exercise of any warrant issued pursuant to the Purchase Agreement, exceed 19.99% of the total voting power of the Corporation’s equity securities outstanding immediately prior to the first issuance of shares of Series A Preferred Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction). Immediately after the Voting Approval is obtained, the Voting Limitation under this Section 5(b) shall no longer apply. At any time that the Voting Limitation applies, the voting power of the Series A Preferred Stock shall be reduced to the minimum extent necessary to allow holders of shares of Common Stock issued upon exercise of any warrant issued pursuant to the Purchase Agreement, holders of shares of Common Stock issued upon conversion of the Series A Preferred Stock and holders of the Series A Preferred Stock to collectively exercise 19.99% of the total voting power of the Corporation’s equity securities outstanding immediately prior to the first issuance of shares of Series A Preferred Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction). The Corporation shall use its commercially reasonable efforts to obtain the Voting Approval as soon as reasonably practicable.

(ii) Solely with respect to determining the number of votes to which holders of the Series A Preferred Stock are entitled on an as converted to Common Stock basis as set forth in Section 5(a), any adjustment of the Conversion Price pursuant to Sections 4(c)(ii)-(iv) shall not cause the use of a Conversion Price for such purposes that is less than $[            ], with such price to be adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Purchase Date.

(c) Board Representation. So long as the shares of Series A Preferred Stock on an as converted to Common Stock basis represent 5% or more of the Corporation’s outstanding Common Stock, holders of the Series A Preferred Stock, exclusively, shall be entitled to elect one member of the Board (and to fill any vacancy with respect thereto).

(d) Other Board Seats. Any other members of the Board of Directors authorized pursuant to the Corporation’s bylaws shall be elected by the holders of the Series A Preferred Stock and Common Stock, voting as a single class on an as converted to Common Stock basis. Any director who shall have been elected by a specified group or groups of shareholders may be removed during the aforesaid term of office, either for or without cause, by and only by, the affirmative vote of the holders of a majority of the shares of such specified group or groups, given at a special meeting of such shareholders duly called or by an action by written consent for that purpose.

6. Protective Provisions. So long as the shares of Series A Preferred Stock on an as converted to Common Stock basis represent 5% or more of the Corporation’s outstanding Common Stock, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

(a) amend, alter, waive, repeal or modify (whether by merger, consolidation or otherwise) any provision of its Articles of Incorporation (including any filing or amending of a certificate of designation for any of its capital stock) or Bylaws of the Corporation so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, the Series A Preferred Stock;

(b) authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(c) alter or change any rights, preferences or privileges of the Series A Preferred Stock; or

(d) increase or decrease (other than by conversion) the total number of authorized shares of Series A Preferred Stock.

7. Status of Reacquired Shares of Series A Preferred Stock. Shares of outstanding Series A Preferred Stock reacquired by the Corporation (including shares of Series A Preferred Stock that shall have been redeemed pursuant to the provisions hereof) or cancelled upon conversion into Common Stock shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and subject to later designation and issuance by the Corporation in accordance with its Articles of Incorporation.

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